Consent of Independent Registered Public Accounting Firm

Patriot Transportation Holding, Inc.

Jacksonville, Florida

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan, of our report dated December 11, 2020, with respect to the consolidated financial statements and schedules of Patriot Transportation Holding, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2020.

Savannah, Georgia

February 9, 2021